                                                              Exhibit 99.B(E)(7)

                                   AMENDMENT,
                            DATED NOVEMBER 10, 2003,
                                       TO
                           INVESTOR SERVICES AGREEMENT
                          BETWEEN RYDEX VARIABLE TRUST
                          AND RYDEX DISTRIBUTORS, INC.,
                            DATED DECEMBER 31, 1998,
                                   AS AMENDED

                                  AMENDMENT TO
                           INVESTOR SERVICES AGREEMENT
                                     BETWEEN
                              RYDEX VARIABLE TRUST
                                       AND
                            RYDEX DISTRIBUTORS, INC.


                              RYDEX VARIABLE TRUST


RYDEX FUNDS
-----------
       Nova Fund
       Ursa Fund
       Precious Metals Fund
       OTC Fund
       Juno Fund
       Large-Cap Europe Fund
       Large-Cap Japan Fund
       Mekros Fund
       Medius Fund
       Titan 500 Fund
       Tempest 500 Fund
       Velocity 100 Fund
       Venture 100 Fund
       LONG DYNAMIC DOW 30 FUND
       INVERSE DYNAMIC DOW 30 FUND
       LARGE-CAP VALUE FUND
       LARGE-CAP GROWTH FUND
       MID-CAP VALUE FUND
       MID-CAP GROWTH FUND
       INVERSE MID-CAP FUND
       SMALL-CAP VALUE FUND
       SMALL-CAP GROWTH FUND
       INVERSE SMALL-CAP FUND
       U.S. Government Bond Fund
       U.S. Government Money Market Fund
       All-Cap Value Fund
       Core Equity Fund
       Internet Fund
       Sector Rotation Fund
       Real Estate Fund
       Utilities Fund
       CLS AdvisorOne Amerigo VT Fund
       CLS AdvisorOne Clermont VT Fund

       ADDITIONS and [DELETIONS] are noted in BOLD.